UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2022

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).     ☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 2, 2022, Pentair Commercial Ice LLC (“Pentair Ice”), an indirect, wholly owned subsidiary of Pentair plc (“Pentair”), and Pentair entered into a Purchase Agreement (the “Purchase Agreement”) with Welbilt, Inc. (“Welbilt”), pursuant to which Pentair Ice agreed to acquire the issued and outstanding equity securities of certain subsidiaries of Welbilt and certain other assets, rights, and properties, and assume certain liabilities, comprising Welbilt’s Manitowoc Ice business (“Manitowoc Ice”), for an aggregate purchase price of $1.6 billion subject to customary adjustments contemplated by the Purchase Agreement.

On March 24, 2022, in contemplation of the acquisition of Manitowoc Ice, Pentair and its subsidiary Pentair Finance S.à r.l. (“Pentair Finance”) entered into a Loan Agreement (the “Loan Agreement”), among Pentair Finance, as borrower, Pentair, as guarantor, and the lenders and agents party thereto, providing for a five-year $600.0 million senior unsecured term loan facility (the “Term Loan Facility”). As of March 24, 2022, no loans were outstanding under the Term Loan Facility. Pentair Finance and Pentair intend to borrow the full $600.0 million aggregate principal amount available under the Term Loan Facility to finance a portion of the purchase price in the Manitowoc Ice acquisition and to pay related fees and expenses. The availability of loans under the Term Loan Facility is subject to the satisfaction or waiver of certain conditions, including (i) the closing of the Manitowoc Ice acquisition substantially concurrently with the funding of such loans, (ii) the absence of a material adverse effect with respect to Manitowoc Ice since March 2, 2022, (iii) the truth and accuracy in all material respects of certain representations and warranties, (iv) the receipt of certain certificates, and (v) the receipt of certain financial statements. Beginning May 30, 2022, Pentair Finance will pay a ticking fee to each lender under the Loan Agreement of 0.15% per annum on the amount of such lender’s actual daily undrawn term loan commitment.

The lenders’ commitment to make the Term Loan Facility available to Pentair Finance expires on the earliest of (i) the date that is the earliest of: (x) the date on which the Purchase Agreement is terminated, and (y) five business days after the “Outside Date” (as defined in the Purchase Agreement), (ii) the closing of the Manitowoc Ice acquisition pursuant to the Purchase Agreement with or without the use of the Term Loan Facility, and (iii) the public announcement of the abandonment of the Manitowoc Ice acquisition by Pentair or Pentair Finance.

The Term Loan Facility is guaranteed by Pentair. The Term Loan Facility will bear interest at a rate equal to an adjusted base rate, adjusted term SOFR, or adjusted daily simple SOFR, plus, in each case, an applicable margin. The applicable margin is based on, at Pentair Finance’s election, Pentair’s leverage level or Pentair Finance’s public credit rating. Interest on borrowings are payable quarterly in arrears (with respect to borrowings made at the adjusted base rate), monthly in arrears (with respect to borrowings made at adjusted daily simple SOFR), or at the end of the interest period (with respect to borrowings made at adjusted term SOFR), unless such interest period is longer than three months, in which case payment is due on each successive date three months after the first day of such period.

With certain exceptions, the Term Loan Facility will mature five years from the date the term loans are made to Pentair Finance. Pentair Finance is permitted to voluntarily prepay loans under the Term Loan Facility, in whole or in part, without penalty or premium, subject to certain minimum amounts and increments and the payment of customary breakage costs. Loans drawn under the Term Loan Facility will be subject to amortization in quarterly installments at an annual rate of 0.0% for the first year, 2.5% for the second year and 5.0% thereafter.

The Term Loan Facility contains financial covenants requiring Pentair not to permit (i) the ratio of its consolidated debt (net of its consolidated unrestricted cash and cash equivalents in excess of $5.0 million but not to exceed $250.0 million) to its consolidated net income (excluding, among other things, non-cash gains and losses) before interest, taxes, depreciation, amortization and non-cash share-based compensation expense (“EBITDA”) on the last day of any period of four consecutive fiscal quarters (each, a “testing period”) to exceed 3.75 to 1.00 (or, at Pentair Finance’s election and subject to certain conditions, 4.25 to 1.00 for four testing periods in connection with certain material acquisitions) and (ii) the ratio of its EBITDA to its consolidated cash interest expense for the same period to be less than 3.00 to 1.00. In addition, subject to certain qualifications and exceptions, the Term Loan Facility also contains covenants that, among other things, restrict Pentair’s ability to create liens, merge or consolidate with another person, make acquisitions and incur subsidiary debt.

The Term Loan Facility contains customary events of default. If an event of default occurs and is continuing, then the lenders may terminate any commitments to extend credit under the Term Loan Facility and declare all amounts outstanding under the Term Loan Facility due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all amounts outstanding under the Term Loan Facility will automatically become due and payable immediately.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Loan Agreement, dated as of March 24, 2022, among Pentair plc, Pentair Finance S.à r.l., and the lenders and agents party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 25, 2022.

PENTAIR PLC
Registrant

By:	/s/ Robert P. Fishman
Robert P. Fishman
Executive Vice President, Chief Financial Officer and Chief Accounting Officer